Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2023, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-275117) and related Prospectus of Scilex Holding Company dated November 20, 2023.

/s/ Ernst & Young LLP

San Diego, California

November 20, 2023